UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2010

CYBEX INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

New York	0-4538	11-1731581
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Trotter Drive, Medway, Massachusetts	02053
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 533-4300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02:	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On February 17, 2010, the Board of Directors approved a management incentive compensation bonus program for 2010 adopted pursuant to the Cybex 2005 Omnibus Incentive Plan. Under this program, Cybex’s Chief Executive Officer can earn a bonus of 10% to 75% of base salary, its President 10% to 70% of base salary and its Senior Vice Presidents 10% to 60% of base salary if Cybex meets specified levels of operating income in 2010; any bonus so earned will be payable 75% in cash and 25% in restricted stock. Non-executive officers are also eligible to participate, with lower percentage bonuses based upon the same specified levels of operating income and payable entirely in cash.

Item 9.01:	Financial Statements and Exhibits

(d) Exhibits

Exhibit 10.1	Form of Notification of Participation - 2010 Management Incentive Compensation Bonus Program (CEO Level)

Exhibit 10.2	Form of Notification of Participation - 2010 Management Incentive Compensation Bonus Program (President Level)

Exhibit 10.3	Form of Notification of Participation - 2010 Management Incentive Compensation Bonus Program (Senior Vice President Level)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 19, 2010

CYBEX INTERNATIONAL, INC.
(Registrant)

By:	/S/ JOHN AGLIALORO
Name:	John Aglialoro
Title:	Chief Executive Officer